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                                                                    Exhibit 3.17

                          CERTIFICATE OF INCORPORATION

                                       OF

                     GOODYEAR WESTERN HEMISPHERE CORPORATION

            FIRST. The name of the corporation is GOODYEAR WESTERN HEMISPHERE CORPORATION.

            SECOND. The principal office of the corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

            THIRD. The nature of the business of the corporation or objects or purposes to be transacted, promoted or carried on by it are to engage in trade or business in any country or countries in North, Central or South America, the West Indies, or in Newfoundland and in connection with such trade or business to do any and all things necessary and incidental thereto, including but not limited to the following:

      To buy, sell, process, use, export, import, trade in, deal with, and turn to account goods, wares and merchandise or other personal property of every kind, class and description for its own account or for the account of others, and incidental thereto to make advances on consignments of such merchandise or to hypothecate the same;

      To act commercially and generally as agent for other corporations, partnerships, associations, and individuals to the extent permitted by the corporation laws of Delaware under which the corporation is organized;

      To charter, purchase or otherwise acquire any interests in vessels, both for the account or itself and for the account of others, for the carrying of freight and passengers between the United States and any foreign country and between any foreign countries, and to operate such vessels;

      To appoint agents and representatives in all parts of the world for the purpose of carrying on any and all of the objects of this corporation;

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      To acquire by purchase, subscription or otherwise, to invest in, hold for investment or otherwise, and to sell, exchange, mortgage, pledge, or otherwise dispose of either the whole or any part of the shares of stock, bonds and other evidences of indebtedness, obligations and contracts of any corporation, public, quasi-public or private, domestic or foreign, and all trust or other certificates of, or receipts evidencing interest in any such securities; to issue and exchange therefor its own stocks, bonds and other obligations, and while owner of any such stocks, bonds and other evidences of indebtedness or interest therein, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes;

      To aid, by loan, subsidy, guaranty, or in any other manner whatsoever, any corporation whose stocks, bonds, securities, or other obligations are in any manner held or guaranteed, and to do any and all other acts or things toward the preservation, protection, improvement or enhancement in value, of any such stocks, bonds, securities or other obligations, and to do all and any such acts or things designed to accomplish any such purpose;

      To acquire the good will, rights, property and franchises of any person, firm, association or corporation, and to pay for the same in cash or bonds of this corporation, or otherwise, and to hold or in any manner dispose of the whole or any part of the property so acquired;

      To acquire by purchase, lease or otherwise and to hold, use, sell, lease or otherwise dispose of, such real estate, leaseholds, and other interests in real estate or personal property of every kind, within or without the State of Delaware, as may be necessary, useful, convenient or incidental in connection with the business of the corporation;

      To enter into, make, and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or Government;

      To have one or more offices and to carry on all or any of its operations and business in any of the States and Territories of the United States or in the District of Columbia and in any and all foreign countries, subject to the laws of such state, territory, district or country;

      To secure, register, purchase, lease, license, or otherwise acquire, and to hold, own, use, operate, develop, improve, introduce, grant licenses in respect of, sell, assign, and otherwise dispose of and turn to account, letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, devices, improvements, formulas, concessions, processes, secret or otherwise, copyrights, trademarks, trade names and rights analogous thereto granted by, recognized or otherwise existing under the laws of the United States or any foreign country;

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      To borrow money or otherwise use its credit for its corporate purposes, with or without security;

      To lend money or credit, with or without security, and to guarantee and become surety for payment of money and the performance of contracts or obligations of any and all kinds, provided it shall not carry on the business of an indemnity or surety company;

      In general, to do any or all of the things herein set forth and to carry on any other lawful business and perform any other lawful acts as principal, factor, agent, broker, contractor, trustee or otherwise to the same extent as natural persons might or could do, and to have and to exercise all the powers now or hereafter conferred upon corporations by the laws of the State of Delaware under which the corporation is organized.

      The enumeration herein of the objects and purposes of the corporation shall be construed as setting forth powers as well as objects and purposes and shall not be construed to limit or restrict in any manner the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature.

            FOURTH. The total number of shares of stock which the corporation shall have authority to issue is twenty (20). The par value of each of such shares is One Hundred Dollars ($100) amounting in the aggregate to Two Thousand Dollars ($2,000).

            FTFTH. The amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

            SIXTH. The names and places of residence of the incorporators are as follows:

     NAMES                 RESIDENCES
     -----                 ----------
C. S. Peabbles       Wilmington, Delaware
S. M. Brown          Wilmington, Delaware
W. T. Cunningham     Wilmington, Delaware

            SEVENTH. The corporation is to have perpetual existence.

            EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

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            NINTH. In furtherance, and not in limitation of the powers conferred by statute the board of directors is expressly authorized:

                  To make, alter or repeal the by-laws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

                  By resolution or resolutions, passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                  When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given it a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of a voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                  The corporation may in its by-laws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

            TENTH. No contract or other transaction between this corporation and any other company and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other company and any director of this corporation who is also a director or officer of such other company may be counted in determining the existence of a

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quorum at any meeting of the board of directors of this corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contrast or transaction with like force and effect as if he were not such director or officer of such other company.

            ELEVENTH. Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the board of directors.

            TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 27th day of February, A.D. 1950.

                                             /s/ C. S. Peabbles
                                             --------------------------
                                             C. S. Peabbles

                                             /s/ S. M. Brown
                                             --------------------------
                                             S. M. Brown

                                             /s/ W. T. Cunningham
                                             --------------------------
                                             W. T. Cunningham

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STATE OF DELAWARE     )
                      ) ss.
COUNTY OF NEW CASTLE  )

            BE IT REMEMBERED, That on this 27th day of February, A.D. 1950, personally came before me M. Ruth Mannering, a Notary Public for the State of Delaware, C. S. Peabbles, S. M. Brown and W. T. Cunningham, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office the day and year aforesaid.

                                              /s/ M. Ruth Mannering
                                              ----------------------
                                              Notary Public

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